Exhibit 99.1

NewHydrogen Files Patent for Its Breakthrough Technology

The Company’s ThermoLoop technology relies on a paradigm shift to use inexpensive heat and water to potentially produce the world’s cheapest green hydrogen

SANTA CLARITA, Calif. (March 11, 2025) – NewHydrogen, Inc. (OTCMKTS: NEWH), the developer of ThermoLoop™, a breakthrough technology that uses water and heat rather than electricity to produce the world’s cheapest green hydrogen, announced today that it has jointly filed a patent application in the United States with the University of California, Santa Barbara (“UCSB”) for its innovative hydrogen production process.

The patent, titled “Coupled Multi-Phase Oxidation-Reduction for Production of Chemicals,” introduces a novel thermochemical method for splitting water into hydrogen and oxygen without relying on expensive electrolyzers. This proprietary process utilizes advanced solid-state materials and machine learning-driven material discovery to optimize efficiency and cost-effectiveness.

“Our latest innovation represents a major leap forward in hydrogen production,” said Steve Hill, CEO of NewHydrogen. “By leveraging a multi-phase oxidation-reduction cycle, we can generate hydrogen at lower temperatures and greater efficiency than conventional methods. This breakthrough moves us closer to making green hydrogen economically viable at scale that will help bring to pass what Goldman Sachs estimates to be a $12 trillion market opportunity.”

NewHydrogen’s technology is designed to overcome the limitations of electrolysis by using regenerable reactive solids to separate oxidation and reduction reactions, mimicking the efficiency of electrochemical processes without the high cost. The process has wide-ranging implications for industries seeking sustainable hydrogen solutions, from energy storage and transportation to industrial applications.

The patent filing marks a significant milestone in NewHydrogen’s collaboration with leading researchers at UC Santa Barbara, who are at the forefront of advancing materials science for hydrogen production.

To watch a short explainer video about ThermoLoop™ or to learn more about NewHydrogen’s mission to produce the world’s cheapest green hydrogen, visit NewHydrogen.com.

About NewHydrogen, Inc.

NewHydrogen is developing ThermoLoop™ – a breakthrough technology that uses water and heat rather than electricity to produce the world’s lowest cost green hydrogen. Hydrogen is the cleanest and most abundant element in the universe, and we can’t live without it. Hydrogen is the key ingredient in making fertilizers needed to grow food for the world. It is also used for transportation, refining oil and making steel, glass, pharmaceuticals and more. Nearly all the hydrogen today is made from hydrocarbons like coal, oil, and natural gas, which are dirty and limited resources. Water, on the other hand, is an infinite and renewable worldwide resource.

Currently, the most common method of making green hydrogen is to split water into oxygen and hydrogen with an electrolyzer using green electricity produced from solar or wind. However, green electricity is and always will be very expensive. It currently accounts for 73% of the cost of green hydrogen. By using heat directly, we can skip the expensive process of making electricity, and fundamentally lower the cost of green hydrogen. Inexpensive heat can be obtained from concentrated solar, geothermal, nuclear reactors and industrial waste heat for use in our novel low-cost thermochemical water splitting process. Working with a world class research team at UC Santa Barbara, our goal is to help usher in the green hydrogen economy that Goldman Sachs estimated to have a future market value of $12 trillion.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, the impact on the national and local economies resulting from terrorist actions, the impact of public health epidemics on the global economy and other factors detailed in reports filed by the Company with the United States Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

NewHydrogen, Inc.

ir@newhydrogen.com